UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure

On September 4, 2014, Cloud Peak Energy Inc. (“CPE”) and Ambre Energy Limited (“Ambre) issued a joint press release announcing their companies entered an agreement for Ambre to purchase CPE’s 50% interest in the Decker mine in Montana and related assets and assume all reclamation and other Decker liabilities.  The press release is furnished with this Report as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Assuming the consummation of this signed transaction and termination of CPE’s 50% ownership and related investments in Decker, CPE expects to reduce its asset retirement obligation by approximately $70 million, and it expects to improve its annual cash flow by approximately $3.0 million to $5.0 million and to avoid associated losses of a similar annual amount.

The information contained in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other CPE filings.

Item 8.01                                           Other Events

Signing of Agreement to Sell 50% Interest in Decker Mine to Ambre Energy

On September 4, 2014, CPE and Ambre announced their companies entered an agreement, dated August 29, 2014, for Ambre to purchase Cloud Peak Energy’s 50% interest in the Decker mine in Montana and related assets and assume all reclamation and other liabilities, giving Ambre 100% ownership of the Decker mine.  Upon completing the transaction, Ambre will fully replace CPE’s approximately $66.7 million in outstanding reclamation and lease bonds for the Decker mine. CPE expects to reduce its asset retirement obligation by approximately $70 million as a result of the transaction.

The closing of the transaction is currently anticipated to occur during 2014 and is subject to the satisfaction of various terms and conditions.

Upon completion of the transaction, Ambre will also grant CPE an option for up to 7 million metric tonnes per year of its throughput capacity at the proposed Millennium Bulk Terminals coal export facility.  The proposed new coal export facility at Millennium Bulk Terminals, which is owned 62% by Ambre Energy and 38% by Arch Coal, is currently in the permitting phase. It is being developed in two stages. CPE’s options cover up to 3 million tonnes per year of Ambre’s share of the first stage and 4 million tonnes per year of its share of the second stage. CPE’s throughput capacity will have an initial term of 10 years, with four renewal options for five-year terms.

Cautionary Note Regarding Forward-Looking Statements

This report, including Items 7.01 and 8.01, contains “forward-looking statements” of Cloud Peak Energy within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on our management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. Forward-looking statements may include, for example, (1) the consummation, or estimated timing of consummation, of the sale of Decker and other related transactions described in this report (the “Transaction”), (2) future development of the Millennium Bulk Terminals coal export facility and exercise of our options for capacity at the terminal, (3) potential future benefits and synergies of the Transaction, and the anticipated favorable impact on our financial performance and condition, (4) anticipated future growth in Asian thermal coal demand, (5) our business development and growth initiatives and strategies, (6) the potential development of our northern PRB development projects, and (7) other statements regarding the Transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including the risks that (i) required closing conditions are not satisfied or waived and the Transaction is not consummated, (ii) Ambre Energy is unable to replace Cloud Peak Energy’s surety bonds, including by providing sufficient cash or other collateral anticipated to be required by Ambre Energy’s surety bond providers, (iii) the Millennium Bulk Terminals coal export facility is not developed in a timely manner or at all or at the currently anticipated capacity, (iv) Asian export demand weakens or Newcastle benchmark prices remain depressed, (v) regulatory, political and public pressures against coal usage negatively impact the ability or cost to mine or transport coal to Asian customers, or (vi) anticipated benefits or synergies of the Transaction are not achieved. For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of the Transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith.

99.1                        Furnished joint press release of Cloud Peak Energy Inc. and Ambre Energy, dated September 4, 2014, announcing the signing of an agreement for Ambre to purchase Cloud Peak Energy’s 50% interest in the Decker mine

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: September 4, 2014	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Furnished joint press release of Cloud Peak Energy Inc. and Ambre Energy, dated September 4, 2014, announcing the signing of an agreement for Ambre to purchase Cloud Peak Energy’s 50% interest in the Decker mine